UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17,  2014

HealthWarehouse.com, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7107 Industrial Road
Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 748-7001

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) – (d)  Not applicable.

(e)           On October 17, 2014, the stockholders of HealthWarehouse.com, Inc. (the “Company”) approved the Company’s 2014 Stock Incentive Plan.  The 2014 Stock Incentive Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code, non-incentive or compensatory stock options, stock appreciation rights, share awards of restricted stock and restricted stock units, and other stock based awards, which may be based upon performance goals.  A total of 6,000,000 shares of common stock of the Company are available for grant under the plan to officers, key employees and directors of the Company and any subsidiaries as well as certain consultants.  The number of shares of common stock available to be issued as share awards of restricted stock or restricted stock units which are not subject to the achievement of a performance target will not exceed 1,200,000 shares, or 20% of the shares available under the plan.

For additional information, reference is made to the 2014 Stock Incentive Plan, which is included as Exhibit 10.1 and incorporated by reference herein

(f)            Not applicable.

Item 9.01      Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits

The following exhibits are included herewith.

Exhibit Number	Description

10.1	2014 Stock Incentive Plan (1)
__________________

(1)
Incorporated by reference to Annex A to the definitive proxy statement for the annual meeting of stockholders held on October 17, 2014, filed by HealthWarhouse.com, Inc. with the SEC on September 25, 2014 (SEC File No. 000-13117).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 22, 2014	HEALTHWAREHOUSE.COM, INC.

By: /s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer